Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation and use in this Registration Statement of Diamond Lane, Inc. on Form S-1/A of our audit report, dated August 13, 2013, relating to the accompanying audited financial statements (and related statements included there in) as of June 30, 2013 which appears in such Registration Statement.

We also consent to the references of us under the heading “Expert” in such Registration Statement.

ZBS Group LLP

Melville, New York

September 30, 2013

115 Broad Hollow Road, Suite 350  Melville, New York 11747

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zbscpas.com